Exhibit 99.1

Press Release

Epiq and Villere Enter Settlement Agreement

Epiq to Nominate Three Additional Independent Directors at Epiq’s 2016 Annual Shareholders Meeting

Companies Agree to Dismissal of Pending Litigation

Kansas City, Kan. June 7, 2016 — Epiq (NASDAQ: EPIQ), a leading global provider of integrated technology solutions and services for the legal profession, today announced that it has reached an agreement with St. Denis J. Villere & Company, L.L.C. (“Villere”) regarding the composition of the Company’s Board of Directors and other matters including a resolution of a potential proxy contest and dismissal of the litigation pending between the companies. Under the terms of the agreement, Epiq will appoint Jeffrey Galgano, Barry LeBlanc and Gregory Share to its slate of directors for the 2016 annual meeting of shareholders, and three Epiq directors will retire from the Board effective December 31, 2016. With the addition of the three new directors, the Epiq Board will expand to twelve members through December 31, 2016 (ten of whom are independent directors) and reduce to nine members on January 1, 2017 (seven of whom are independent directors). All of the Epiq Board members are elected annually.

Tom W. Olofson, chairman and CEO of Epiq Systems, said, “We are pleased to have constructively resolved this matter with Villere, one of our long-term shareholders. This settlement allows us to focus our full energy and resources on maximizing Epiq’s value for the benefit of Epiq’s shareholders.”

George V. Young, a partner at Villere, stated, “We believe this agreement is a very positive outcome and will help drive enhanced value for Epiq’s shareholders.”

As part of the agreement between Epiq and Villere, which beneficially owns approximately 13% of the outstanding shares of Epiq’s common stock, Villere has agreed to certain customary standstill provisions, will vote in favor of the Board’s nominees and other proposals at Epiq’s 2016 annual shareholder meeting, and will support any transaction meeting certain criteria and approved by the Board in connection with its strategic review. Epiq and Villere have also agreed to voluntarily dismiss with prejudice the litigation pending between the parties, and Epiq will amend its bylaws to remove certain thresholds to nominate directors to the Board and reimburse Villere its documented expenses. The full text of the agreement between Epiq and Villere will be filed with the Securities and Exchange Commission as an exhibit to Epiq’s current report on Form 8-K.

About Epiq

Epiq (NASDAQ: EPIQ) is a leading global provider of integrated technology and services for the legal profession, including electronic discovery, bankruptcy, class action and mass tort administration, federal regulatory actions and data breach responses. Our innovative solutions are designed to streamline the administration of litigation, investigations, financial transactions, regulatory compliance and other legal matters. Epiq’s subject-matter experts bring clarity to complexity, create efficiency through expertise and deliver confidence to our clients around the world. For more information, visit us at www.epiqsystems.com.

Forward-looking and Cautionary Statements

This press release includes forward-looking statements. These forward-looking statements include, but are not limited to any projection or expectation of earnings, revenue or other financial items; the plans, strategies and objectives of management for future operations; factors that may affect our operating results; new products or services; the demand for our products and services; our ability to consummate acquisitions, successfully integrate them into our operations and achieve expected synergies; future capital expenditures; effects of current or future economic conditions or performance; industry trends and other matters that do not relate strictly to historical facts or statements of assumptions underlying any of the foregoing. These forward-looking statements are based on our current expectations. In this press release, we make statements that plan for or anticipate the future. Forward-looking statements may be identified by words or phrases such as “believe,” “expect,” “anticipate,” “should,” “planned,” “may,” “estimated,” “goal,” “objective,” “seeks,” and “potential” and variations of these words and similar expressions or negatives of these words. Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, provide a “safe harbor” for forward-looking statements. Because forward-looking statements involve future risks and uncertainties, listed below are a variety of factors that could cause actual results and experience to differ materially from the anticipated results or other expectations expressed in our forward-looking statements. These factors include (1) failure to keep pace with technological changes and significant changes in the competitive environment, (2) risks associated with cyber-attacks, interruptions or delays in services at data centers, (3) general economic conditions and the cyclical nature of certain markets; (4) risks of errors or fraud related to our business processes, (5) interruptions or delays in service at data centers we utilize for delivery of our services, (6) undetected errors in, and failure of operation of, software products releases, (7) unavailability of third-party technology, (8) failure of our financial, operating and information systems to operate as intended, (9) our inability to attract, develop and retain executives and other qualified employees, (10) risks associated with the integration of acquisitions into our existing business operations, (11) risks associated with our international operations, (12) risks of litigation for infringement of proprietary rights, (13) future government legislation or changes in judicial interpretations, (14) any material non-cash write-downs based on impairment of our goodwill, (15) fluctuations in our quarterly results that could cause fluctuations in the market price of our common stock, (16) volatility of the market price of our common stock, (17) the impact of our current review process of strategic alternatives, (18) the impact of litigation related to potential, actual or threatened proxy contests, (19) our failure to pay cash dividends, (20) our inability to raise additional capital to fund our operations because of our level of indebtedness, (21) our inability to maintain compliance with debt covenant ratios, (22) risks associated with indebtedness and interest rate fluctuations, (23) risks associated with provisions of our articles of incorporation that prevent a takeover of Epiq, and (24) other risks detailed from time to time in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. In addition, there may be other factors not included in our Securities and Exchange Commission filings that may cause actual results to differ materially from any forward-looking statements. We undertake no obligation to update publicly or revise any forward-looking statements contained herein to reflect future events or developments, except as required by law.

CONTACT:

Investor Contacts:

Kelly Bailey

Epiq Systems

913-621-9500

ir@epiqsystems.com

Chris Eddy / David Collins

Catalyst Global

212-924-9800

epiq@catalyst-ir.com

Media:

Michael Freitag / Mahmoud Siddig / Adam Pollack

Joele Frank, Wilkinson Brimmer Katcher

212-355-4449